Execution Copy

Amendment to the
Quest Diagnostics Incorporated
Supplemental Executive Retirement Plan

WHEREAS, Quest Diagnostics Incorporated (the “Company”) adopted the Quest Diagnostics Incorporated Supplemental Executive Retirement Plan (the “SERP”) effective December 14, 2004; and

WHEREAS, Section 8.1 of the SERP provides that the Committee (as defined in the SERP) may amend the SERP, except under circumstances not relevant hereto; and

WHEREAS, the Company and the Committee desire to amend the SERP in certain respects.

NOW, THEREFORE, effective as of August 1, 2006, the SERP is hereby amended as follows:

1. The definition of “Employment Agreement” under Section 1.1 is amended in its entirety to read as follows:

“Employment Agreement” is the Employment Agreement Between Surya N. Mohapatra and Quest Diagnostics Incorporated, as amended and restated effective August 1, 2006, and as may be otherwise amended from time to time thereafter in accordance therewith.

2. The first paragraph of the definition of “Final Average Pay” under Section 1.1 is amended in its entirety to read as follows:

“Final Average Pay” means an annual amount, determined in accordance with the formula P/Y, where “P” is the sum of the Participant’s Base Pay and Annual Bonuses for the highest three complete consecutive calendar years of the Executive’s final five complete calendar years prior to his Termination from Service Date and “Y” is three. For this purpose, each Annual Bonus will be taken into account in the fiscal year for which it was earned, regardless of when paid.

3. The definition of “Years of Credited Service” under Section 1.1 is amended to add the following sentence to the end thereof.

If the Participant’s employment is terminated by the Company other than for Cause or is terminated by the Participant for Good Reason on or after the date the Participant attains age 60 and before the date he attains age 62, then for purposes of calculating the Participant’s “Years of Credited Service” he shall be credited with additional months of Credited Service equal to the excess, if any, of (i) the number of months of severance benefits the Participant is eligible to receive under Section 11(e)(i) of the Employment Agreement (that is 24 months, or 36 months in the case of a CIC Severance Event, as defined therein) over (ii) the number of months of service the Participant has completed from the date he attained age 60 through the date of termination of his employment.

4. Section 3.1 is amended such that for the Participant’s Years of Credited Service accrued after July 31, 2006, the benefit multiplier shall be 2.2% in all instances (instead of 1.2% or 1.5%).

Any reference to Section 2(a) of the Employment Agreement shall be deemed to be a reference to Section 2 of the Employment Agreement.

[SERP Amendment Signature Page]

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed on its own behalf, as of the date first written above.

COMMITTEE

By:

Name:
Title:

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